Exhibit 4(d)


                             FIRST AMENDMENT
                                 to the
                    COMMERCIAL PAPER DEALER AGREEMENT
                      Dated as of November 9, 1994
                                 between
                          IES DIVERSIFIED INC.
                                   and
                        CITICORP SECURITIES, INC.



     This FIRST AMENDMENT is made and entered into as of the 24th day of March, 1997, between IES DIVERSIFIED INC., an Iowa corporation (the "Company"), and CITICORP SECURITIES, INC. ("CSI") in connection with the Commercial Paper Dealer Agreement, dated as of November 9, 1994, between the Company and CSI (the "Dealer Agreement"). Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Dealer Agreement.

      1. Section 1 of the Dealer Agreement is hereby amended effective as of the date hereof to change the Maximum Amount referred to therein to mean $300,000,000 or such lesser amount (but not less than $150,000,000) for which the Company has all required authorizations and consents to issue Notes. Furthermore, the Company shall notify CSI and the Issuing and Paying Agent of each authorization and consent increasing the maximum amount above $150,000,000.

      2. Except as amended above, the Dealer Agreement shall continue in full force and effect in accordance with its terms and the Company hereby confirms, as of the date hereof, the representations and warranties contained therein.

      3. This Amendment may be executed in any number of counterparts, each part of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      4. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Company and CSI have caused their duly authorized representatives to execute this First Amendment as of the date first above written.


                              IES DIVERSIFIED INC.



                              By:
                              Name:
                              Title:


                              CITICORP SECURITIES, INC.



                              By:
                              Name:
                              Title: